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                                                      CONFIDENTIAL TREATMENT

                                                               Exhibit 10.12(a)

                               LSA DLS-01-1305C
                                  Amendment 1

Effective 15 March 2001, Delta Launch Services Inc. (DLS) and EarthWatch Incorporated a corporation organized under the laws of Delaware, hereby amend Agreement DLS-01-1305C, entered into as of 2 February 2001, in the following particulars:

I. In Article 13 "Termination", Tables 13-1 and 13-2 "Termination for Buyer's Convenience-Liquidated Damages", the Incremental and Cumulative Liquidated Damages Due percentages apply only if the conversion to post launch financing takes place at L-2. In the event that post launch financing takes place at L-1 the termination schedules shown in Table 13-3 and 13-4 added with amendment shall apply.


                                  Table 13-3
           Termination for Buyer's Convenience - Liquidated Damages
           --------------------------------------------------------
     Liquidated Damages expressed as a percentage of Launch Service Price


Effective Date           Incremental Liquidated           Cumulative Liquidated
of Termination                Damages Due %                   Damages Due %
--------------           ----------------------           ---------------------


                                       *


                                  Table 13-4
           Termination for Buyer's Convenience - Liquidated Damages
           --------------------------------------------------------
     Liquidated Damages expressed as a percentage of Launch Service Price


Effective Date           Incremental Liquidated           Cumulative Liquidated
of Termination                Damages Due %                   Damages Due %
--------------           ----------------------           ---------------------

                                       *


II. In Article 10 "Allocation of Risks and Liabilities", Paragraph A. "Third Party Liability", revise the first sentence as follows: "Consistent with Chapter 701, Title 49 of U.S. Code, Commercial Space Launch Activities, 49 U.S.C. App. (S)(S) 70101-70119, and its regulations, Seller shall indemnify, defend and hold harmless Buyer, its officers, employees, agents, contractors, subcontractors and suppliers and their respective governments, at every tier and Buyer's financiers against liability for damage to the property of Third Parties (including the U.S. Government) or bodily injury to any persons, including death, proximately caused by the Launch of the Spacecraft hereunder, except for such liability, damage or injury caused by Buyer's willful misconduct and/or negligence."

Except as amended hereby, all other terms and conditions of the Agreement No. DLS-01-1305C shall remain unchanged.


In witness hereof, this Amendment No. 1 has been executed by the parties:


Delta Launch Services Inc.,             EarthWatch Incorporated
---------------------------             -----------------------

By:     /s/ Renee L. Hunter             By:     /s/Shawn Thompson
      -------------------------               -----------------------
Name:   Renee L. Hunter                 Name:   Shawn Thompson
Title:  Director, DLS Contracts         Title:  Director of Contracts

Date:   March 22, 2001                  Date:   March 22, 2001
      -------------------------               -----------------------

           *Confidential treatment requested. The omitted material has been filed separately with the Commission.